UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2026
_______________________________________________
Markel Group Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
_______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2026 Annual Meeting of Shareholders of Markel Group Inc. (the Company) held on May 20, 2026 (the 2026 Annual Meeting), upon the recommendation of the Company's Board of Directors (the Board), the Company's shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation (Amended and Restated Articles) that, subject to the terms of any preferred stock designations or the terms of any provision of the Virginia Stock Corporation Act that cannot be altered by the Articles of Incorporation or the Company's Bylaws, reduces the default voting requirement applicable under Virginia law to a majority of all votes entitled to be cast for the following matters:

•Amendments to the Articles of Incorporation,
•Dissolution of the Company,
•Approval of certain mergers or share exchanges,
•Approval of certain dispositions of the Company's assets,
•Approval of re-domestication into a foreign jurisdiction, and
•Approval of a plan of conversion.

Following shareholder approval of the Articles Amendment, the Company submitted amended and restated articles of incorporation to the Virginia State Corporation Commission reflecting the Articles Amendment (the Amended and Restated Articles). The Amended and Restated Articles became effective on May 22, 2026.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Articles, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting, shareholders (i) elected directors to the Board to serve until the Company's 2027 Annual Meeting of Shareholders or until their respective successors are elected and qualified; (ii) approved on an advisory basis the compensation paid to the Company's named executive officers; (iii) ratified the selection of KPMG LLP by the Audit Committee of the Board as the Company's independent registered public accounting firm for the year ending December 31, 2026; (iv) approved the Articles Amendment referenced in Item 5.03 above; (v) rejected a shareholder proposal for a report on the Company's strategies and action plans to mitigate material environmental risks; and (vi) rejected a shareholder proposal to give shareholders an ability to call for a special shareholder meeting.

The results of the 2026 Annual Meeting were as follows:

Election of Directors

Director	For	Against	Abstain	Broker Non-Votes

Mark M. Besca	8,932,021	185,255	8,518	1,561,510
Lawrence A. Cunningham	8,435,235	669,481	21,078	1,561,510
Thomas S. Gayner	8,832,207	285,114	8,473	1,561,510
Greta J. Harris	8,792,851	327,614	5,329	1,561,510
Morgan E. Housel	8,892,103	224,267	9,424	1,561,510
Diane Leopold	8,894,150	225,555	6,089	1,561,510
Steven A. Markel	8,774,882	346,933	3,979	1,561,510
Jonathan E. Michael	9,001,139	115,848	8,807	1,561,510
Harold L. Morrison, Jr.	8,963,348	152,796	9,650	1,561,510
Michael O'Reilly	8,732,202	385,202	8,390	1,561,510
A. Lynne Puckett	8,973,010	144,694	8,090	1,561,510

Advisory Vote on Approval of Executive Compensation

For	Against	Abstain	Broker Non-Votes

8,767,980	269,226	88,588	1,561,510
Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes

9,978,022	703,704	5,578	N/A
Approval of Amendment to the Articles of Incorporation

For	Against	Abstain	Broker Non-Votes

9,017,385	34,012	74,397	1,561,510
Shareholder Proposal - Report on the Company's Strategies & Action Plans to
Mitigate Material Environmental Risks

For	Against	Abstain	Broker Non-Votes

2,141,784	6,912,765	71,245	1,561,510
Shareholder Proposal - Give Shareholders an Ability to Call for a Special Shareholder Meeting

For	Against	Abstain	Broker Non-Votes

3,394,903	5,707,234	23,657	1,561,510
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, effective May 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL GROUP INC.

May 22, 2026	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary
4